Exhibit 10.3
FIRST AMENDMENT TO
OPERATING AGREEMENT OF
NNN 2003 VALUE FUND, LLC
     THIS FIRST AMENDMENT (“Amendment”) to the Operating Agreement of NNN 2003 Value Fund, LLC, a Delaware limited liability company (the “Company”), is made as of January 20, 2005.
RECITALS
     WHEREAS, the Company is a Delaware limited liability company subject to that certain undated Operating Agreement (the “Operating Agreement”);
     WHEREAS, pursuant to Section 7.3.11 of the Operating Agreement, Triple Net Properties, LLC., a Virginia limited liability company, as the Manager of the Company, has the authority to amend the Operating Agreement without any action on the part of the Members to cure any ambiguity on mistake, to correct or supplement any provision therein, or to make any other provision with respect to matters or questions arising under the Operating Agreement that will not be inconsistent with the provision of the Operating Agreement;
     WHEREAS, the Manager of the Company desires to amend the Operating Agreement to clarify that the Company has the authority to enter into loan guaranties and form special purpose entities in which it is the sole owner for the purpose of carrying out its intended purposes, and to take certain other actions as described herein;
     WHEREAS, capitalized terms not otherwise defined in this Amendment shall be defined as set forth in the Operating Agreement; and
     IT IS RESOLVED, that the Operating Agreement is hereby amended as follows:
AGREEMENT
     A. Amendments. The Operating Agreement is hereby amended as follows:
     1. Section 1.3 of the Operating Agreement is deleted in its entirety and replaced with the following:
     1.3 Business and Purpose of the Company. The sole purpose of the Company is to, whether directly or indirectly: (a) acquire, own, hold, operate, finance (including providing loan guaranties or other credit support to facilitate financing to acquire Interests or Properties or secured by the Interests or the Properties), pledge, manager and dispose of the Company’s Interests, (b) form, own and manage subsidiaries for the purpose of carrying out any of the aforementioned purposes, (c) enter into a Tenants in Common Agreement or similar document to provide for the co-ownership of one or more Properties as determined form time to time in the Manager’s discretion and (d) all such other activities as may be necessary, incidental, or appropriate in connection therewith as determined by the Manager, in its sole and absolute. Except as described in clause (d) of this Section, the Company shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Interests, or become a shareholder of, or member or partner in, any entity which acquires or holds any property other than the Interests.
     2. Section 3.2 of the Operating Agreement is deleted in its entirety.
     3. Section 3.3 of the Operating Agreement is deleted in its entirety.
     4. The definition of “Cunningham Loan” in Exhibit A of the Operating Agreement is deleted in its entirety:
     5. The following definitions in Exhibit A of the Operating Agreement are deleted in their entirety and replaced with the following:
     “Interest” or “Interests” shall mean the Company’s direct or indirect ownership interest in a Property or properties.
     “Management Agreement” shall refer to, with respect to a Property, the Management Agreement (if any) between a property manager and the Property owners, with respect to the management and operation of the Property. A form of the Management Agreement is attached as Exhibit B hereto.
     “Mortgage Lien” shall refer to a lien against a Property created by a deed of trust or mortgage securing any Loan in favor of any Lender.
     “Property” or “Properties” shall refer to the real property or properties or interests therein acquired or held by the Company or its subsidiary, along with any other owners (if any) of such property, as described in the Memorandum.
     “Property Manager” shall mean Triple Net Properties Realty, Inc., a California corporation, or such other property manager engaged by the Company, its subsidiary and any other owners of a property from time to time.

     “Tenants in common” shall refer to, with respect to a Property held by the Company and other Tenants in Common, the agreement among the Tenants in Common governing the relationships among them as co-owners of the Property.
     “Tenants in Common Agreement” shall refer to, with respect to a Property held by the Company and other Tenants in Common, the agreement among the Tenants in Common governing the relationships among them as co-owners of the Property.
     6. The introduction to Exhibit B, the Management Agreement, is deleted in its entirety and replaced with the following.
     The MANAGEMENT AGREEMENT (the “Agreement’) is dated as of this ___day of ___, 200_, between and among the party or parties whose signatures appear at the end hereof ([collectively,] the “Owner(s)”, and [Triple Net Properties Realty, Ind., a California corporation (the “Property Manager”).
     7. References in Exhibit B, the Management Agreement, to the defined term “Tenants in common” are replaced with the defined term “Owner(s),” with the corresponding changes to grammar and syntax as required.
     8. Section 12 of Exhibit B, the Management Agreement, is amended by replacing references to “Louis J. Rogers, Esquire” as a notice party with “David F. Belkowitz, Esquire.”
     B. Ratification of the Operating Agreement. Except as modified by this Amendment, the Operating Agreement remains unchanged and is hereby ratified and reaffirmed in its entirety.
     WITNESS the following signature:

MANAGER:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

	By:	/s/ Louis Rogers

	Name:	Louis Rogers

	Title:	President